Exhibit 99.1

China Gengsheng Minerals, Inc. Receives $2.9 Million
in Short-Term Loan From Agricultural Bank of China

Loan Could Be Used to Launch Abrasives Production Line Later This Year

GONGYI, China, March 25 -- China Gengsheng Minerals, Inc. (OTC Bulletin Board: CHGS - News; "Gengsheng" or "the Company"), a materials technology company in China with products capable of withstanding high temperature, saving energy and boosting productivity in certain industries such as steel and oil, today announced that Henan Gengsheng Refractories Co., Ltd., its wholly owned subsidiary, has signed a $2.9 million (RMB 20 million) short-term loan agreement with Agricultural Bank of China's Gongyi City branch in Henan Province ("ABC Gongyi").

"I am very pleased that ABC Gongyi granted us this loan based on our excellent credit," said Mr. Shunqing Zhang, Chairman and CEO and the Company. "The proceeds give us sufficient cushion in a difficult economic environment, with steel factories curtailing production. And because of the slowdown in the alternative energy space worldwide, we are delaying our launch of our 2,083- ton-capacity fine precision abrasive production line until later this year. Depending on the improvement in market condition, we will use this $2.9- million loan to start the production and shipment of the abrasives."

Gengsheng has built the new facilities and is now awaiting equipment purchase and installation to produce the fine precision abrasives from silicon carbide (SiC), which are ultra-fine, high-strength, grain-like pellets with uniform shape, and have applications in surface-polishing and slicing of precision instrument such as solar panels.

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. ("Gengsheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Shuai Zhang
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846 E
mail: gszs@gengsheng.com

In the U.S.:
Valentine Ding
Investor Relations
Grayling
Tel: +1-646-284-9412
Email: vding@hfgcg.com